Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports third quarter fiscal 2023 results

•	Revenue increased and included double-digit organic NSR growth in the design business

•	Total design backlog increased by 10% to a new record, driven by a continued high win rate

•	Strong cash flow enabled the ongoing return of capital to shareholders during the quarter

•	Increased fiscal 2023 financial guidance to reflect year-to-date outperformance

•	On track to exceed the operational expectations built into the long-term fiscal 2024 financial targets

DALLAS (August 7, 2023) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported third quarter fiscal 2023 results.

	Third Quarter Fiscal 2023					Year-to-Date Fiscal 2023
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change		As Reported	Adjusted[1] (Non- GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,664	--	13%	--		$10,536	--	8%	--
Net Service Revenue (NSR)[2]	--	$1,704	--	10%		--	$4,975	--	8%
Operating Income	$(105)	$220	NM	11%		$244	$622	(47)%	10%
Segment Operating Margin[3] (on NSR)	--	15.2%	--	+60	bps	--	14.6%	--	+60	bps
Net Income	$(126)	$132	NM	9%		$80	$379	(71)%	3%
EPS (Fully Diluted)	$(0.90)	$0.94	NM	11%		$0.57	$2.70	(70)%	5%
EBITDA[4]	--	$247	--	9%		--	$712	--	8%
Operating Cash Flow	$279	--	36%	--		$411	--	3%	--
Free Cash Flow[5]	--	$265	--	45%		--	$328	--	0%

Third Quarter Fiscal 2023 Highlights

•	Revenue increased 13% to $3.7 billion, the operating loss was $105 million, the operating margin was (2.9%), the net loss was $126 million and the diluted loss per share was $0.90.

–	Results included a $241 million after-tax, non-cash impairment related to the Company’s decision to transition the non-core AECOM Capital business.

•	Organic net service revenue[2] growth in the design business was 10%, driven by growth in nearly every major geography.

•	The segment adjusted[1] operating margin[3] expanded by 60 basis points to 15.2%, which reflected strong execution and enabled ongoing investments in organic growth initiatives.

•	Total design backlog increased by 10%[6] to a new record, driven by a strong win rate and pipeline of opportunities.

–	This performance was underpinned by the Company’s disciplined allocation of time and capital to the highest-returning opportunities that expand the long-term earnings capacity of the business and enhance value creation.

•	Adjusted[1] EBITDA[4] and adjusted[1] EPS increased by 9% and 11%, respectively. On a constant-currency basis, adjusted [1] EBITDA [4] and adjusted[1] EPS increased by 10% and 12%, respectively.

Fiscal 2023 Financial Guidance

•	AECOM increased its fiscal 2023 financial guidance.

–	The Company increased its adjusted[1] EBITDA[4] guidance to between $950 million and $970 million and increased its adjusted[1] EPS guidance to between $3.63 and $3.73, which would reflect 10% and 11% constant-currency growth at the mid-point of the respective ranges.

–	This increase reflects strong year-to-date performance and momentum in the business.

–	Additionally, outperformance of the underlying business has more than offset the previous removal of an expected $5 million to $10 million contribution to adjusted[1] EBITDA[4] from AECOM Capital that was contemplated in the initial guidance.

•	The Company’s guidance includes expectations for:

–	Organic NSR[2] growth accelerating to approximately 8% for the full year.

–	A segment adjusted[1] operating margin[3] of approximately 14.6%, which would represent a 40 basis point increase from the prior year driven by strong execution and inclusive of ongoing investments in growth.

–	An average fully diluted share count of 140 million, which reflects only shares repurchased to date, though the Company intends to continue repurchasing stock.

–	An effective adjusted tax rate of approximately 25%.

•	The Company continues to expect free cash flow[5] of between $475 million and $675 million in fiscal 2023, reflecting continued strong conversion of earnings to cash across the business.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Third quarter operating cash flow was $279 million, which contributed to year-to-date free cash flow[5] of $328 million.

–	This performance reflects the high earnings quality and cash generative nature of the Professional Services business, which is a key enabler of the Company’s returns-driven capital allocation policy.

–	Through this policy, the Company continues to execute on its commitment to return substantially all available cash flow to investors through share repurchases and dividends.

–	The Company returned $75 million to shareholders during the third quarter and has returned more than $220 million to date in fiscal 2023, inclusive of the dividend payment in July.

–	In total, the Company has returned approximately $1.7 billion of capital to shareholders through stock repurchases and dividends since September 2020.

Long-Term Fiscal 2024 Financial Targets

•	The Company has outperformed the operational expectations built into its long-term 2024 financial plan to date.

–	This includes both organic NSR growth and adjusted operating margins that are ahead of the assumptions contemplated in the long-term plan.

–	If foreign exchange and interest rates were held constant with the rates contemplated in the original long-term plan, the Company would be on track to deliver greater than $5.00 in adjusted[1] EPS in fiscal 2024, which is above both the original $4.30 target and subsequently revised $4.75 target.

▪	This would represent a 130% increase from fiscal 2020 adjusted[1] EPS at the start of the plan.

–	Adjusted[1] EBITDA[4] is also on track to outperform the Company’s original plan on a constant-currency basis.

–	The Company intends to provide formal guidance for fiscal 2024 in November.

“We are consistently delivering on our financial and strategic commitments, which is positioning us to outperform our initial guidance for a fourth consecutive year,” said Troy Rudd, AECOM’s chief executive officer. “Our third quarter results included accelerating organic NSR growth, margin expansion to a new quarterly high, double-digit adjusted EPS growth and strong cash flow. In addition, our backlog in the design business reached a new high and our proposals and bids submitted continued to increase at an even faster rate. This performance reflects the benefits of our Think and Act Globally strategy, which is centered on collaboration, a disciplined focus, consistent execution, and returns-focused allocation of time and capital to our highest-returning opportunities. With our expanding competitive advantage, we are confident in delivering continued organic growth and margin expansion towards our longer-term 17% segment adjusted operating margin target, and we are well positioned to continue to deliver long-term shareholder value.”

“Our leading technical capabilities and culture of collaboration are combining to create an unrivaled competitive advantage at a time when end market funding visibility is stronger than ever, which is translating to many commercial successes that are highlighted by our third quarter results,” said Lara Poloni, AECOM’s president. “The three secular megatrends of continued investments in global infrastructure, sustainability and resilience, and long-term energy and supply chain transitions are converging and accelerating to create a multi-decade growth cycle. To meet this demand, we are investing in innovation and delivery efficiencies, which allow us to expand our capacity and take full advantage of our global scale.”

“We are on track to deliver another year of strong performance that exceeds our initial expectations,” said Gaurav Kapoor, AECOM’s chief financial officer. “Our focus on profitable organic growth has resulted in a substantial increase in returns on capital and a record quarterly segment adjusted operating margin. Cash flow remains strong, and we continue to allocate capital based on the highest-returning opportunities, which includes ongoing investments in organic growth as well as the continued return of capital to shareholders, which has been a key element of our substantial value creation.”

Business Segments

Americas

Revenue in the third quarter was $2.8 billion. Net service revenue2 was $1.0 billion. In the design business, revenue increased by 11% and NSR increased by 10%.

Operating income increased by 11% over the prior year to $186 million. On an adjusted1 basis, operating income increased by 11% to $191 million. The operating margin was 6.6% and the adjusted operating margin on NSR2 of 18.8% reflected a 20 basis point increase over the prior year, which was achieved while substantial investments are being made to drive pipeline and backlog growth.

International

Revenue in the third quarter was $834 million. Net service revenue2 was $689 million, a 10% increase from the prior year, and included growth in the Company’s largest and most profitable markets.

Operating income increased by 21% over the prior year to $68 million. On an adjusted basis1, operating income increased by 21% to $68 million. The operating margin was 8.1% and the adjusted operating margin on NSR2 increased by 110 basis points over the prior year to 9.9%, which reflected the Company’s continued focus on pursuing the highest-value opportunities and reaffirms the Company’s confidence in delivering continued margin expansion over time.

AECOM Capital

The Company has signed a term sheet with respect to the AECOM Capital team that has the following impacts:

•	Facilitates the transition of the AECOM Capital team to a new platform, while allowing the team to continue to support AECOM’s existing investment vehicles and investments in a manner consistent with their current obligations.

•	Reduces and caps expected G&A costs associated with the wind-down of activities.

The Company undertook a project-by-project review of the existing investment portfolio, including an assessment of the potential return on incremental cash contributions that might be required to carry the investments on its balance sheet if current market conditions persist. However, the Company determined that incremental investments to these assets of a non-core business with uncertain returns would be imprudent. As a result of this change in strategy and the expected acceleration of these exits, the Company incurred an after-tax, non-cash impairment of $241 million in the third quarter. The Company anticipates receiving a return of capital of between $50 million and $100 million in the coming years related to realizations of its existing investments.

Balance Sheet

As of June 30, 2023, AECOM had $1.3 billion of total cash and cash equivalents, $2.2 billion of total debt and $962 million of net debt (total debt less cash and cash equivalents). Net leverage7 was 0.9x.

Tax Rate

The effective tax rate was 15.0% in the third quarter. On an adjusted1 basis, the effective tax rate was 27.0%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on earnings from adjusted net income8. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment.

6 On a constant-currency basis.

7 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

8 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy, and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical and digital expertise, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.1 billion in fiscal year 2022. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the expected benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any contingent purchase price adjustments from those transactions could be unfavorable and result in lower aggregate cash proceeds and any future proceeds owed to us under those transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.  The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2022	June 30, 2023	% Change	June 30, 2022	June 30, 2023	% Change
Revenue	$3,241,695	$3,663,549	13.0%	$9,722,069	$10,536,076	8.4%
Cost of revenue	3,021,145	3,413,471	13.0%	9,091,363	9,842,916	8.3%
Gross profit	220,550	250,078	13.4%	630,706	693,160	9.9%
Equity in earnings (losses) of joint ventures	7,489	(303,503)	(4152.7)%	27,358	(286,218)	(1146.2)%
General and administrative expenses	(32,766)	(42,883)	30.9%	(106,365)	(112,642)	5.9%
Restructuring costs	(12,264)	(9,115)	(25.7)%	(88,927)	(50,547)	(43.2)%
Income (loss) from operations	183,009	(105,423)	(157.6)%	462,772	243,753	(47.3)%
Other income	1,541	1,797	16.6%	4,647	6,282	35.2%
Interest income	2,773	8,802	217.4%	5,870	24,492	317.2%
Interest expense	(27,416)	(38,868)	41.8%	(76,972)	(117,940)	53.2%
Income (loss) from continuing operations before taxes	159,907	(133,692)	(183.6)%	396,317	156,587	(60.5)%
Income tax expense (benefit) for continuing operations	44,517	(20,000)	(144.9)%	103,084	46,870	(54.5)%
Income (loss) from continuing operations	115,390	(113,692)	(198.5)%	293,233	109,717	(62.6)%
Loss from discontinued operations	(3,481)	(7,607)	118.5%	(71,534)	(49,770)	(30.4)%
Net income (loss)	111,909	(121,299)	(208.4)%	221,699	59,947	(73.0)%

Net income attributable to noncontrolling interests from continuing operations	(8,487)	(11,829)	39.4%	(19,535)	(29,562)	51.3%
Net (income) loss attributable to noncontrolling interests from discontinued operations	(1,534)	(1,573)	2.5%	2,829	(526)	(118.6)%
Net income attributable to noncontrolling interests	(10,021)	(13,402)	33.7%	(16,706)	(30,088)	80.1%

Net income (loss) attributable to AECOM from continuing operations	106,903	(125,521)	(217.4)%	273,698	80,155	(70.7)%
Net loss attributable to AECOM from discontinued operations	(5,015)	(9,180)	83.1%	(68,705)	(50,296)	(26.8)%
Net income (loss) attributable to AECOM	$101,888	$(134,701)	(232.2)%	$204,993	$29,859	(85.4)%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$0.76	$(0.90)	(218.4)%	$1.94	$0.58	(70.1)%
Basic discontinued operations per share	(0.04)	(0.07)	75.0%	(0.49)	(0.36)	(26.5)%
Basic earnings per share	$0.72	$(0.97)	(234.7)%	$1.45	$0.22	(84.8)%

Diluted continuing operations per share	$0.75	$(0.90)	(220.0)%	$1.91	$0.57	(70.2)%
Diluted discontinued operations per share	(0.03)	(0.07)	133.3%	(0.48)	(0.36)	(25.0)%
Diluted earnings per share	$0.72	$(0.97)	(234.7)%	$1.43	$0.21	(85.3)%

Weighted average shares outstanding:
Basic	140,608	138,741	(1.3)%	141,149	138,785	(1.7)%
Diluted	142,178	138,741	(2.4)%	143,147	140,339	(2.0)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2022	June 30, 2023
Balance Sheet Information:
Total cash and cash equivalents	$1,172,209	$1,257,731
Accounts receivable and contract assets, net	3,723,111	4,126,854
Working capital	418,639	556,967
Total debt, excluding unamortized debt issuance costs	2,224,602	2,219,514
Total assets	11,139,315	11,426,443
Total AECOM stockholders’ equity	2,476,654	2,454,765

AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended June 30, 2023
Revenue	$2,829,519	$834,262	$(232)	$—	$3,663,549
Cost of revenue	2,646,633	766,838	—	—	3,413,471
Gross profit (loss)	182,886	67,424	(232)	—	250,078
Equity in earnings (losses) of joint ventures	3,517	234	(307,254)	—	(303,503)
General and administrative expenses	—	—	(4,010)	(38,873)	(42,883)
Restructuring costs	—	—	—	(9,115)	(9,115)
Income (loss) from operations	$186,403	$67,658	$(311,496)	$(47,988)	$(105,423)

Gross profit as a % of revenue	6.5%	8.1%	—	—	6.8%

Three Months Ended June 30, 2022
Revenue	$2,456,954	$784,169	$572	$—	$3,241,695
Cost of revenue	2,292,291	728,854	—	—	3,021,145
Gross profit	164,663	55,315	572	—	220,550
Equity in earnings of joint ventures	2,859	400	4,230	—	7,489
General and administrative expenses	—	—	(3,006)	(29,760)	(32,766)
Restructuring costs	—	—	—	(12,264)	(12,264)
Income from operations	$167,522	$55,715	$1,796	$(42,024)	$183,009

Gross profit as a % of revenue	6.7%	7.1%	—	—	6.8%

Nine Months Ended June 30, 2023
Revenue	$8,039,000	$2,496,879	$197	$—	$10,536,076
Cost of revenue	7,519,898	2,323,018	—	—	9,842,916
Gross profit	519,102	173,861	197	—	693,160
Equity in earnings (losses) of joint ventures	9,278	8,943	(304,439)	—	(286,218)
General and administrative expenses	—	—	(9,605)	(103,037)	(112,642)
Restructuring costs	—	—	—	(50,547)	(50,547)
Income (loss) from operations	$528,380	$182,804	$(313,847)	$(153,584)	$243,753

Gross profit as a % of revenue	6.5%	7.0%	—	—	6.6%

Contracted backlog	$18,063,952	$4,219,746	$—	$—	$22,283,698
Awarded backlog	16,542,770	2,125,692	—	—	18,668,462
Unconsolidated JV backlog	678,424	—	—	—	678,424
Total backlog	$35,285,146	$6,345,438	$—	$—	$41,630,584

Total backlog – Design only	$14,918,971	$6,345,438	$—	$—	$21,264,409

Nine Months Ended June 30, 2022
Revenue	$7,320,369	$2,399,901	$1,799	$—	$9,722,069
Cost of revenue	6,845,292	2,246,071	—	—	9,091,363
Gross profit	475,077	153,830	1,799	—	630,706
Equity in earnings of joint ventures	9,224	9,728	8,406	—	27,358
General and administrative expenses	—	—	(8,644)	(97,721)	(106,365)
Restructuring costs	—	—	—	(88,927)	(88,927)
Income from operations	$484,301	$163,558	$1,561	$(186,648)	$462,772

Gross profit as a % of revenue	6.5%	6.4%	—	—	6.5%

Contracted backlog	$17,902,802	$4,110,497	$—	$—	$22,013,299
Awarded backlog	17,553,997	1,286,094	—	—	18,840,091
Unconsolidated JV backlog	276,829	—	—	—	276,829
Total backlog	$35,733,628	$5,396,591	$—	$—	$41,130,219

Total backlog – Design only	$13,863,870	$5,396,591	$—	$—	$19,260,461

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Nine Months Ended
	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023
Americas
Revenue	$2,457.0	$2,630.2	$2,829.5	$7,320.4	$8,039.0
Less: Pass-through revenue	1,530.7	1,654.5	1,814.5	4,556.8	5,124.6
Net service revenue	$926.3	$975.7	$1,015.0	$2,763.6	$2,914.4

International
Revenue	$784.2	$859.8	$834.3	$2,399.9	$2,496.9
Less: Pass-through revenue	146.4	156.9	145.4	443.7	436.2
Net service revenue	$637.8	$702.9	$688.9	$1,956.2	$2,060.7

Segment Performance (excludes ACAP)
Revenue	$3,241.2	$3,490.0	$3,663.8	$9,720.3	$10,535.9
Less: Pass-through revenue	1,677.1	1,811.4	1,959.9	5,000.5	5,560.8
Net service revenue	$1,564.1	$1,678.6	$1,703.9	$4,719.8	$4,975.1

Consolidated
Revenue	$3,241.7	$3,490.1	$3,663.6	$9,722.1	$10,536.1
Less: Pass-through revenue	1,677.1	1,811.4	1,959.9	5,000.5	5,560.8
Net service revenue	$1,564.6	$1,678.7	$1,703.7	$4,721.6	$4,975.3

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023
Short-term debt	$2.3	$4.7	$3.9
Current portion of long-term debt	42.3	52.3	53.0
Long-term debt, excluding unamortized debt issuance costs	2,182.8	2,169.1	2,162.6
Total debt	2,227.4	2,226.1	2,219.5
Less: Total cash and cash equivalents	1,010.7	1,073.5	1,257.7
Net debt	$1,216.7	$1,152.6	$961.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Nine Months Ended
	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023
Net cash provided by operating activities	$204.9	$11.5	$279.3	$398.1	$410.8
Capital expenditures, net	(22.0)	(32.3)	(14.4)	(69.9)	(83.0)
Free cash flow	$182.9	$(20.8)	$264.9	$328.2	$327.8

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023
Reconciliation of Income from Operations to Adjusted Income from Operations
Income (loss) from operations	$183.0	$197.5	$(105.4)	$462.8	$243.8
Noncore AECOM Capital (income) loss	(1.8)	5.6	311.5	(1.6)	313.9
Restructuring costs	12.3	3.9	9.1	89.0	50.5
Amortization of intangible assets	4.7	4.6	4.6	14.2	13.9
Adjusted income from operations	$198.2	$211.6	$219.8	$564.4	$622.1

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income (loss) from continuing operations before taxes	$159.9	$167.4	$(133.7)	$396.3	$156.6
Noncore AECOM Capital (income) loss	(1.8)	5.6	311.5	(1.6)	313.9
Restructuring costs	12.3	3.9	9.1	89.0	50.5
Amortization of intangible assets	4.7	4.6	4.6	14.2	13.9
Financing charges in interest expense	1.2	1.2	1.2	3.6	3.6
Adjusted income from continuing operations before taxes	$176.3	$182.7	$192.7	$501.5	$538.5

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense (benefit) for continuing operations	$44.5	$41.1	$(20.0)	$103.1	$46.9
Tax effect of the above adjustments*	4.0	4.3	90.2	17.5	103.9
Valuation allowances and other tax only items	(1.6)	0.6	(21.4)	(7.3)	(20.8)
Adjusted income tax expense for continuing operations	$46.9	$46.0	$48.8	$113.3	$130.0

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Reconciliation of Net Income Attributable to Noncontrolling Interests (NCI) from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(8.5)	$(8.1)	$(11.8)	$(19.5)	$(29.5)
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.1)	(0.1)	(0.4)	(0.4)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(8.6)	$(8.2)	$(11.9)	$(19.9)	$(29.9)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income (loss) attributable to AECOM from continuing operations	$106.9	$118.2	$(125.5)	$273.7	$80.2
Noncore AECOM Capital (income) loss	(1.8)	5.6	311.5	(1.6)	313.9
Restructuring costs	12.3	3.9	9.1	89.0	50.5
Amortization of intangible assets	4.7	4.6	4.6	14.2	13.9
Financing charges in interest expense	1.2	1.2	1.2	3.6	3.6
Tax effect of the above adjustments(1)	(4.0)	(4.3)	(90.2)	(17.5)	(103.9)
Valuation allowances and other tax only items	1.6	(0.6)	21.4	7.3	20.8
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.1)	(0.1)	(0.4)	(0.4)
Adjusted net income attributable to AECOM from continuing operations	$120.8	$128.5	$132.0	$368.3	$378.6

(1)  Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income (loss) attributable to AECOM from continuing operations – per diluted share(2)	$0.75	$0.84	$(0.90)	$1.91	$0.57
Per diluted share adjustments:
Noncore AECOM Capital (income) loss	(0.01)	0.04	2.22	(0.01)	2.24
Restructuring costs	0.09	0.03	0.06	0.62	0.36
Amortization of intangible assets	0.03	0.03	0.03	0.10	0.10
Financing charges in interest expense	0.01	0.01	0.01	0.03	0.03
Tax effect of the above adjustments(1)	(0.03)	(0.03)	(0.63)	(0.13)	(0.75)
Valuation allowances and other tax only items	0.01	—	0.15	0.05	0.15
Adjusted net income attributable to AECOM from continuing operations per diluted share(2)	$0.85	$0.92	$0.94	$2.57	$2.70
Weighted average shares outstanding – basic	140.6	138.9	138.7	141.1	138.8
Weighted average shares outstanding – diluted	142.2	140.3	140.0	143.1	140.3

(1)  Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

(2)  Q3-FY23 basic and dilutive GAAP EPS calculations use the same share count because of the net loss and to avoid any antidilutive effect; however, the adjusted EPS includes the 1.3 million dilutive shares excluded in the GAAP EPS

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations
Net income (loss) attributable to AECOM from continuing operations	$106.9	$118.2	$(125.5)	$273.7	$80.2
Income tax expense (benefit)	44.5	41.1	(20.0)	103.1	46.9
Depreciation and amortization	41.3	44.0	43.1	126.1	130.5
Interest income	(2.8)	(9.8)	(8.8)	(5.9)	(24.5)
Interest expense	27.4	42.4	38.9	77.0	118.0
Amortized bank fees included in interest expense	(1.2)	(1.2)	(1.2)	(3.6)	(3.6)
EBITDA	$216.1	$234.7	$(73.5)	$570.4	$347.5
Noncore AECOM Capital (income) loss	(1.8)	5.6	311.5	(1.6)	313.9
Restructuring costs	12.3	4.0	9.1	89.0	50.6
Adjusted EBITDA	$226.6	$244.3	$247.1	$657.8	$712.0
Other income	(1.5)	(2.5)	(1.7)	(4.6)	(6.2)
Depreciation(3)	(35.5)	(38.4)	(37.5)	(108.6)	(113.6)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	8.5	8.1	11.8	19.5	29.5
Amortization of intangible assets included in NCI, net of tax	0.1	0.1	0.1	0.3	0.4
Adjusted income from operations	$198.2	$211.6	$219.8	$564.4	$622.1

(3)  Excludes depreciation from discontinued operations

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$167.5	$178.2	$186.4	$484.3	$528.4
Amortization of intangible assets	4.3	4.3	4.3	13.0	13.0
Adjusted income from operations	$171.8	$182.5	$190.7	$497.3	$541.4

International Segment:
Income from operations	$55.8	$60.0	$67.7	$163.6	$182.8
Amortization of intangible assets	0.3	0.3	0.3	1.1	0.9
Adjusted income from operations	$56.1	$60.3	$68.0	$164.7	$183.7

Segment Performance (excludes ACAP and G&A):
Income from operations	$223.3	$238.2	$254.1	$647.9	$711.2
Amortization of intangible assets	4.6	4.6	4.6	14.1	13.9
Adjusted income from operations	$227.9	$242.8	$258.7	$662.0	$725.1

FY2023 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2023
GAAP EPS guidance	$1.51 to $1.62
Adjusted EPS excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.04
Non-core AECOM Capital, YTD Actual	$2.24
Restructuring expenses	$0.39
Tax effect of the above items	($0.68)
Adjusted EPS guidance	$3.63 to $3.73

FY2023 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP net income attributable to AECOM from continuing operations guidance*	$212 to $227
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$18
Amortization of deferred financing fees	$5
Non-core AECOM Capital, YTD Actual	$314
Restructuring expenses	$55
Tax effect of the above items	($96) to ($95)
Adjusted net income attributable to AECOM from continuing operations	$508 to $523
Adjusted EBITDA excludes:
Depreciation	$152
Adjusted interest expense, net	$120
Tax expense, including tax effect of above items	$170 to $175
Adjusted EBITDA guidance	$950 to $970

* Calculated based on the mid-point of AECOM’s fiscal year 2023 EPS guidance

AECOM
Regulation G Information

FY2023 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP interest expense guidance	$155
Finance charges in interest expense	$(5)
Interest income	$(30)
Adjusted net interest expense guidance	$120

FY2023 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP income tax expense guidance	$74 to $80
Tax effect of adjusting items	$96 to $95
Adjusted income tax expense guidance	$170 to $175

FY2023 GAAP Operating Cash Flow Guidance based on Free Cash Flow Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
Operating cash flow guidance	$575 to $775
Capital expenditures, net of proceeds from equipment disposals	($100)
Free cash flow guidance	$475 to $675

FY2023 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance

(all figures approximate)	Fiscal Year End 2023
Income from operations as a % of revenue	3.2%
Pass-through revenues	7.8%
Amortization of intangible assets	0.1%
AECOM Capital	2.2%
Corporate net expense	1.0%
Restructuring expenses	0.3%
Segment adjusted operating income as a % of net service revenue	14.6%

Note: Variances in tables are due to rounding.